UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2006

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 9, 2006, Navistar International Corporation (the company) announced that is has entered into a commitment letter dated February 9, 2006 (the "Commitment Letter"), with Credit Suisse and Credit Suisse Securities (USA) LLC (“Credit Suisse”), J.P. Morgan Chase Bank, and J.P. Morgan Securities Inc. (“JPMorgan”), Banc of America Securities LLC and Banc of America Bridge LLC (“BofA”) and Citigroup Global Markets Inc. and Citigroup North America, Inc. (“Citigroup”, together with Credit Suisse, JPMorgan and BofA, the “Lenders”) under which the Lenders have committed, subject to the terms and conditions set forth in the Commitment Letter, to provide the Company with a 3-year senior unsecured term loan facility in the aggregate principal amount of $1,500,000,000 (the "Loan Facility"). The Loan Facility will be guaranteed by International Truck and Engine Corporation, the principal operating subsidiary of the Company. The commitment to fund the Loan Facility will expire August 7, 2006.  If the commitment is terminated or expires, or if and to the extent the Loan Facility is funded, the Company will have to pay certain fees, the total of which the Company does not believe would be material to its financial position or results of operations.

The Loan Facility will accrue interest at a rate equal to an adjusted LIBOR rate plus a spread. The spread, which will be based on the company’s credit ratings in effect from time to time, may range from 450 basis points to 700 basis points and will increase by an additional 50 basis points at the end of the twelve-month period following the date of the first borrowing and by an additional 25 basis points at the end of each subsequent six-month period.

The proceeds of the Loan Facility may be used to refinance the Company's 9.375% Senior Notes due 2006, 6.25% Senior Notes due 2012, 7.5% Senior Notes due 2011, 2.5% Convertible Notes due 2007 and its 4.75% Subordinated Exchangeable Notes due 2009 (collectively, the "Existing Notes"). The commitment by the Lenders to provide the Loan Facility is subject to, among other things, execution of a definitive loan agreement and other loan documentation and opinions of counsel acceptable to Credit Suisse and its counsel, the provision of certain monthly, quarterly and annual financial reporting information in respect of the company and its consolidated subsidiaries in a form acceptable to Credit Suisse, receipt of requisite governmental and third party approvals and the satisfaction of other customary conditions precedent for financings of this type.

ITEM 8.01 OTHER EVENTS

On February 3, 2006, the company received notices from BNY Midwest Trust Company, as trustee (the “Trustee”) under the applicable indentures for each of the following series of the company’s outstanding long-term debt: (1) 2.5% Senior Convertible Notes due 2007; (2) 9.375% Senior Notes due 2006; (3) 6.25% Senior Notes due 2012; and (4) 7.5% Senior Notes due 2011. Each such notice alleges that the company is in default of a financial reporting covenant under the applicable indenture governing such notes for failing to furnish the Trustee a copy of the company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005. The company disputes the allegation of default contained in those notice letters. As previously disclosed in the company’s Current Report on Form 8-K filed with the SEC on January 17, 2006, the company was unable to timely file its Annual Report on Form 10-K for the period ended October 31, 2005 because it is still in discussions with its outside auditors about a number of complex and technical accounting items. The company intends to file its Annual Report on Form 10-K for the fiscal year ended October 31, 2005 with the SEC as soon as practical. At that time, the company intends to furnish the Trustee with a copy of the company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005 as required under the indenture governing the above described notes.

In the event the Trustee (or the holders of such notes for a series) is successful in asserting a default under the applicable indenture, the indenture for the 2.5% Senior Convertible Notes due 2007 provide that the company has 60 days from the date notice of default is given to cure such default, and the indentures for the 9.375% Senior Notes due 2006; the 6.25% Senior Notes due 2012; and the 7.5% Senior Notes due 2011 provide that the company has 30 days from the date notice of default is given to cure such default. Assuming the validity of the notices, if the company does not cure the default within the prescribed time period, then an event of default would occur under the notes giving either the Trustee or 25% or more of the holders of each series of notes the right to declare the principal amount and all accrued interest under such notes due and payable, unless a waiver is obtained from holders of 51% or more of the aggregate principal indebtedness under such series of notes.  If the maturity of any series of the outstanding notes were accelerated after the cure period had expired, such acceleration could lead to the acceleration of the maturity of any other series of the company's long-term debt and certain other indebtedness of the company and its subsidiaries. In addition, if the noteholders obtain the ability to accelerate any series of the outstanding indebtedness, an event of default will result under the revolving credit facility of Navistar Financial Corporation, the company's captive finance subsidiary (NFC). If that were to occur, unless NFC were able to obtain a waiver, it could no longer incur additional indebtedness under the revolving credit facility and the lenders would have the ability to terminate the facility and demand immediate payment of all outstanding amounts, which as of the date hereof is approximately $836 million. Such a demand for payment would result in defaults under numerous other credit facilities and other agreements of NFC and its affiliates.

The company believes that it has adequate resources available in the form of cash on hand and borrowings under the Loan Facility described above in Item 1.01 to continue to fund its operations and believes that the receipt of the above described notices of default will not have a material adverse effect on the company’s liquidity position or financial condition. If the maturity of any debt is accelerated, the company intends to utilize the borrowing committed under the Loan Facility, upon satisfaction of the terms and conditions set forth in the Commitment Letter, to fully retire all such amounts.

A copy of the press release issued by the company on February 9, 2006 is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibit is deemed to be filed under the Securities Exchange Act of 1934, as amended.

(d)	Exhibits

	Exhibit No.	Description	Page

	99.1	Press Release dated February 9, 2006	E-1

Forward-looking information

Information provided and statements made that are not purely historical are forward -looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and we assume no obligation to update the information included in this report, whether as a result of new information, future events or otherwise. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions, including the risk of continued delay in the completion of our financial statements and the consequences thereof, the availability of funds, either through cash on hand or the company’s other liquidity sources, to repay any amounts due should any of the notes become accelerated, and decisions by suppliers and other vendors to restrict or eliminate customary trade and other credit terms for the company’s future orders and other services, which would require the company to pay cash and which could have a material adverse effect on the company’s liquidity position and financial condition. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many other factors that could cause actual results to differ materially from those in the forward-looking statements.  For a further description of these and other factors, see Exhibit 99.1 to our Form 10-K for the fiscal year ended October 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
            Registrant

Date: February 9, 2006	/s/Mark T. Schwetschenau

Mark T. Schwetschenau Senior Vice President and Controller (Principal Accounting Officer)